Hologic Announces Fourth Quarter Fiscal 2014 Operating Results

BEDFORD, Mass., Nov. 5, 2014 /PRNewswire/ -- Hologic, Inc. (NASDAQ: HOLX) announced today its results for the fourth fiscal quarter ended September 27, 2014.

Fourth Quarter Financial Highlights and Recent Developments:

  Reported revenues of $660.6 million increased 6.2% compared to the prior year and included a one-time revenue benefit of $20.1 million related to an amended license agreement with Roka Bioscience.
  Net of the one-time revenue benefit, revenues from the Company's underlying business were $640.5 million, an increase of 3.0%, with operational growth of 2.8%.
  Revenues grew in all four business segments.
    Diagnostics grew 2.4% (net of the one-time revenue benefit).
    Breast Health grew 3.1%.
    GYN Surgical grew 2.3%.
    Skeletal Heath grew 10.4%.
  Non-GAAP earnings per share (EPS) were $0.43, which included $0.05 from the one-time revenue benefit. Net of this one-time benefit, non-GAAP EPS was $0.38, a decline of 3.6% compared to the prior year, but above the guidance range of $0.36 to $0.37.
  GAAP EPS was $0.10 per diluted share compared to a loss of $4.11 in the prior year.
  Installed the 2,000th Hologic 3D mammography system worldwide and surpassed the fiscal 2014 U.S. placement goal.
  On October 31, the Centers for Medicare and Medicaid Services (CMS) released reimbursement rates for 3D mammography screening and diagnostic services. The new rule also creates a pathway for private insurers to explore broader coverage and payment options.

"Our fourth quarter provides further evidence that our turnaround is strengthening and our outlook is improving," said Stephen MacMillan, President and Chief Executive Officer. "Although we began the year with declining performance, this quarter we achieved growth in all four franchises and transitioned to a company on a clear path to sustainable organic growth. While we still have work to do, we have put the pieces in place to drive accelerating growth and are much better positioned as we head into fiscal 2015."

Fourth Quarter Fiscal 2014 Revenue Overview by Segment (Compared to the Fourth Quarter Fiscal 2013):

  Diagnostics revenues of $297.1 million increased 2.4%, net of the one time revenue benefit of $20.1 million. The increase was primarily due to an increase in the Company's molecular diagnostics franchise and blood screening franchise, primarily from the Japanese Red Cross deal. Partially offsetting these increases was a continued decrease in U.S. ThinPrep pap test sales due to interval expansion.
  Breast Health revenues of $241.5 million increased 3.1% driven by strong growth in 3D mammography system sales, as well as service revenue growth from the growing installed base of digital mammography systems. Partially offsetting these increases was the expected overall sales decline of 2D mammography systems as customers continue to transition to the Company's 3D systems.
  GYN Surgical revenues of $78.5 million increased 2.3%, driven by strong growth in worldwide MyoSure system sales, partially offset by declines of U.S. NovaSure system sales.
  Skeletal Health revenues of $23.4 million increased 10.4%, driven by growing sales of the Company's new Horizon platform and to a lesser extent, an increase in mini C-arm system sales.

Financial Guidance:

The Company's guidance includes current operations, including revenues from its approved and cleared products. The fiscal 2015 growth rates exclude the one-time revenue benefit of $20.1 million in fiscal 2014.

Fiscal 2015 (Year Ending September 26, 2015)

The Company expects fiscal 2015:

  Operational revenue growth, excluding the impact of foreign currency, of approximately 2% to 3.5% over fiscal 2014. Including an expected 1% negative impact from foreign currency, the Company expects reported growth of approximately 1% to 2.5%, resulting in reported revenues in the range of $2.54 billion to $2.57 billion. The Company expects growth in all four business segments, as well as internationally.
  Non-GAAP EPS in the range of $1.50 to $1.54. Compared to $1.46 in fiscal 2014, this represents year-over-year growth of approximately 3% to 5.5%.

First Quarter Fiscal 2015 (Quarter Ending December 27, 2014)

The Company expects first quarter fiscal 2015:

  Operational revenue growth, excluding the impact of foreign currency, of approximately 3% to 4.5% over the first quarter of fiscal 2014. Including an expected 1% negative impact from foreign currency, the Company expects reported growth of approximately 2% to 3.5%, resulting in reported revenues in the range of $625 million to $635 million.
  Non-GAAP EPS in the range of $0.35 to $0.36. Compared to $0.34 in the first quarter of fiscal 2014, this represents year-over-year growth of approximately 3% to 6%.

Hologic may not generate expected revenues and may incur expenses or charges, realize income or gains, or execute transactions in fiscal 2015 that could cause actual results to vary from the guidance above. In addition, the Company is continuing to monitor the effects of the U.S., European and general worldwide economic and regulatory conditions and related uncertainties, including the implementation of healthcare cost containment measures and healthcare reform legislation, as well as foreign currency fluctuations, which, along with other uncertainties facing the Company's business including those referenced elsewhere herein and in its filings with the Securities and Exchange Commission, could adversely affect anticipated results.

The Company includes non-GAAP financial measures in this press release. Definitions of these non-GAAP financial measures and the reconciliations to the Company's comparable GAAP financial measures (calculated in accordance with U.S. generally accepted accounting principles) for the periods presented, are included in this press release.

Conference Call and Webcast:

Hologic's management will host a conference call on Wednesday, November 5, 2014, at 4:30 p.m. (Eastern) to discuss fourth quarter fiscal year 2014 operating results. Interested participants may listen to the call by dialing 877-718-5098 or 719-325-4925 for international callers and referencing participant code 5099577 15 minutes prior to the call. For those unable to participate in the live broadcast, a replay will be available two hours after the call ends through Wednesday, November 26, 2014, at 888-203-1112 or 719-457-0820 for international callers, access code 5099577. The Company will also provide a live webcast of the call. Interested participants may access the webcast on the Company's website at www.investors.hologic.com/investors-overview. A PowerPoint presentation related to the conference call will be posted to the site.

About Hologic, Inc.:

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems and surgical products. The Company's core business units focus on diagnostics, breast health, GYN surgical, and skeletal health. With a unified suite of technologies and a robust research and development program, Hologic is dedicated to The Science of Sure. For more information on Hologic, visit www.hologic.com.

Hologic, 3D mammography, Aptima, Gen-Probe, Horizon, mini C-arm, MyoSure, NovaSure, and ThinPrep and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statement Disclaimer:

This News Release contains forward-looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company's strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company's business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage recent and ongoing leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions and related uncertainties; the Company's reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; uncertainties regarding the recently enacted or future healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company's products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including without limitation, the Company's ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company's international activities and businesses; manufacturing risks, including the Company's reliance on a single or limited source of supply for key components, and the need to comply with especially high standards for the manufacture of many of its products; the Company's ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company's products; the Company's leverage risks, including the Company's obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Year Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Revenues:
Product	$532.1	$521.6	$2,094.9	$2,100.9
Service and other	128.5	100.5	435.8	391.4
Total revenues	660.6	622.1	2,530.7	2,492.3

Cost of revenues:
Product	182.0	201.0	731.3	818.2
Amortization of intangible assets	80.5	80.9	314.6	307.9
Impairment of intangible assets	—	—	26.6	1.7
Service and other	53.1	49.6	212.7	203.1
Total cost of revenues	315.6	331.5	1,285.2	1,330.9

Gross profit	345.0	290.6	1,245.5	1,161.4

Operating expenses:
Research and development	52.1	48.7	203.2	197.6
Selling and marketing	86.8	76.8	331.7	342.1
General and administrative	65.2	48.0	259.8	227.7
Amortization of intangible assets	28.8	26.7	113.8	112.6
Contingent consideration	—	(0.5)	—	91.3
Impairment of goodwill	—	1,117.4	—	1,117.4
Restructuring and divestiture charges	15.1	9.7	51.7	32.8
Impairment of intangible assets	5.1	—	5.6	—
Gain on sale of intellectual property	—	—	—	(53.9)

Total operating expenses	253.1	1,326.8	965.8	2,067.6

Income (loss) from operations	91.9	(1,036.2)	279.7	(906.2)

Other expense:
Interest expense	(52.4)	(65.8)	(220.6)	(281.1)
Other (expense) income, net	(0.8)	3.0	(3.6)	3.6
Debt extinguishment loss	—	(6.0)	(7.4)	(9.2)
Total other expense	(53.2)	(68.8)	(231.6)	(286.7)

Income (loss) before income taxes	38.7	(1,105.0)	48.1	(1,192.9)
Provision (benefit) for income taxes	10.5	8.9	30.8	(20.1)

Net income (loss)	$28.2	$(1,113.9)	$17.3	$(1,172.8)

Net income (loss) per common share:
Basic	$0.10	$(4.11)	$0.06	$(4.36)
Diluted	$0.10	$(4.11)	$0.06	$(4.36)

Weighted average number of shares outstanding:
Basic	277,855	270,867	275,499	268,704
Diluted	282,217	270,867	278,360	268,704

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	September 27, 2014	September 28, 2013
ASSETS

Current assets:
Cash and cash equivalents	$741.6	$829.4
Accounts receivable, net	396.0	409.3
Inventories	330.6	289.4
Deferred income taxes	39.4	—
Other current assets	58.2	96.1
Total current assets	1,565.8	1,624.2

Property, plant and equipment, net	461.9	491.5
Goodwill and intangible assets	6,244.4	6,721.2
Other assets	142.6	163.9
Total assets	$8,414.7	$9,000.8

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$114.5	$563.8
Accounts payable and accrued liabilities	354.2	392.3
Deferred revenues	150.9	132.3
Total current liabilities	619.6	1,088.4

Long-term debt, net of current portion	4,153.2	4,242.1
Deferred income taxes	1,375.4	1,535.3
Other long-term liabilities	203.5	193.5
Total liabilities	6,351.7	7,059.3
Total stockholders' equity	2,063.0	1,941.5
Total liabilities and stockholders' equity	$8,414.7	$9,000.8

HOLOGIC, INC.
RECONCILIATION OF GAAP REVENUES, EPS AND NET INCOME (LOSS) TO NON-GAAP REVENUES, EPS, NET INCOME AND ADJUSTED EBITDA
(Unaudited)
(In millions, except earnings per share)

	Three Months Ended		Year Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Revenues:
GAAP revenues	$660.6	$622.1	$2,530.7	$2,492.3
Adjustment primarily related to blood screening collaboration	—	—	—	19.7	(1)
Non-GAAP revenues	$660.6	$622.1	$2,530.7	$2,512.0

Earnings (loss) per share:
GAAP earnings (loss) per share - Diluted	$0.10	$(4.11)	$0.06	$(4.36)
Adjustment to net earnings (loss) (as detailed below)	0.33	4.50	1.45	5.86
Non-GAAP earnings per share – diluted	$0.43	$0.39	$1.51	$1.50	(2)

Net income (loss):
GAAP net income (loss)	$28.2	$(1,113.9)	$17.3	$(1,172.8)
Adjustments:
Contingent revenue primarily from blood screening collaboration	—	—	—	19.7	(1)
Amortization of intangible assets	109.3	107.6	428.4	420.5	(3)
Contingent consideration	—	(0.5)	—	91.3	(4)
Non-cash interest expense relating to convertible notes	8.7	11.8	37.1	52.7	(5)
Restructuring, divestiture and acquisition-related charges	16.5	20.7	66.5	62.7	(6)
Fair value adjustments	1.9	3.1	11.2	64.5	(7)
Gain on sale of intellectual property	—	—	—	(53.9)	(8)
Debt extinguishment and related charges	—	7.0	8.4	16.7	(9)
Impairment of goodwill	—	1,117.4	—	1,117.4	(10)
Impairment of intangible assets	5.1	—	32.2	1.7	(10)
Other charges (gains), net	3.7	(3.9)	11.3	(2.6)	(11)
Income tax effect of reconciling items	(53.4)	(41.7)	(192.7)	(211.4)	(12)
Non-GAAP net income	$120.0	$107.6	$419.7	$406.5

Adjusted EBITDA:
Non-GAAP net income	$120.0	$107.6	$419.7	$406.5
Interest expense, net, not adjusted above	43.3	52.4	181.2	219.6
Provision for income taxes	63.9	50.6	223.5	191.3
Depreciation expense, not adjusted above	19.9	20.8	80.3	80.8
Adjusted EBITDA	$247.1	$231.4	$904.7	$898.2

Explanatory Notes to Reconciliations:

(1) To primarily reflect a fair value adjustment relating to contingent revenue earned and received post acquisition under the Company's blood screening collaboration, which was eliminated under purchase accounting.

(2) Non-GAAP earnings per share was calculated based on 282,217 and 273,925 weighted average diluted shares outstanding for the three months ended September 27, 2014 and September 28, 2013, respectively, and 278,360 and 271,869 weighted average diluted shares outstanding for the twelve months ended September 27, 2014 and September 28, 2013, respectively.

(3) To reflect a non-cash charge attributable to the amortization of intangible assets.

(4) To reflect a charge to operating expenses attributable to contingent consideration related to certain of the Company's acquisitions.

(5) To reflect certain non-cash interest expense related to amortization of the debt discount attributable to the equity conversion feature of the Company's convertible notes.

(6) To reflect restructuring and divestiture charges, as well as certain costs associated with the Company's acquisition(s) and integration plans, which primarily include retention costs, transfer costs, and asset impairments.

(7) To reflect non-cash fair value adjustments for: (i) additional depreciation expense in all periods presented related to the fair value write-up of fixed assets acquired from Gen-Probe; and (ii) write-up of inventory acquired from Gen-Probe and sold during the prior year period.

(8) To reflect a net gain resulting from a cash payment received in final settlement of an agreement, net of associated costs.

(9) To reflect a non-cash loss related to Credit Agreement amendments for those creditors who opted not to participate in the refinancing or for partial extinguishment related to voluntary prepayments, as well as related third-party transaction costs.

(10) To reflect a non-cash impairment charge for certain of the Company's intangible assets primarily related to the MRI breast coils product line to reflect fair value in fiscal 2014, and other charges related to developed technology in fiscal 2013, as well as a goodwill charge related to the Molecular Diagnostics franchise in fiscal 2013.

(11) To reflect the net impact from miscellaneous transactions during the period.

(12) To reflect an annual effective tax rate of 34.75% for the three and twelve months ended September 27, 2014 and an annual effective tax rate of 32.0% for the three and twelve months ended September 28, 2013 on a non-GAAP basis.

Future Non-GAAP Adjustments:

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments relating to the Company's acquired businesses, and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company's non-GAAP EPS guidance as described in this press release. It is therefore not practicable to reconcile non-GAAP EPS guidance to the most comparable GAAP measure.

Use of Non-GAAP Financial Measures:

The Company has presented the following non-GAAP financial measures in this press release: revenues; net income; EPS; and adjusted EBITDA. The Company defines its non-GAAP revenues to primarily include contingent revenue earned post-acquisition under the blood screening collaboration which was eliminated under purchase accounting. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income. The Company defines its non-GAAP net income and EPS to exclude: (i) the amortization of intangible assets; (ii) acquisition-related charges and effects, such as charges for contingent consideration, transaction costs, integration costs including retention, and credits and/or charges associated with the write-up of acquired inventory and fixed assets to fair value, and the effect of a reduction in revenue primarily related to contingent revenue under the blood screening collaboration, described above; (iii) non-cash interest expense related to amortization of the debt discount for convertible debt securities; (iv) restructuring and divestiture charges; (v) non-cash debt extinguishment losses and related transaction costs; (vi) litigation settlement charges (benefits); (vii) other-than-temporary impairment losses on investments; (viii) other one-time, nonrecurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (ix) income taxes related to such adjustments.

The Company believes the use of non-GAAP financial measures is useful to investors by eliminating certain of the more significant effects of its acquisitions and related activities, non-cash charges resulting from the application of GAAP to convertible debt instruments with cash settlement features, charges related to debt extinguishment losses, investment impairments, litigation settlements, and restructuring and divestiture initiatives. These non-GAAP measures also reflect how Hologic manages its businesses internally. In addition to the adjustments set forth in the calculation of the Company's non-GAAP net income and EPS, its adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. As with the items eliminated in its calculation of non-GAAP net income, these items may vary for different companies for reasons unrelated to the overall operating performance of a company's business. When analyzing the Company's operating performance, investors should not consider these non-GAAP financial measures as a substitute for net income prepared in accordance with GAAP.

Contact:
Deborah R. Gordon
Vice President, Investor Relations and
Corporate Communications
(781) 999-7716
deborah.gordon@hologic.com